                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-37117 and 333-84633 on Form S-3 and Registration Statement No. 333-84637 on Form S-4 of Science Applications International Corporation of our report dated April 14, 2000, appearing in this Annual Report on Form 11-K of the AMSEC LLC Employees 401(k) Profit Sharing Plan for the year ended December 31, 1999.

/S/ DELOITTE & TOUCHE LLP

Richmond, Virginia
June 12, 2000